Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-252359) of Tricida, Inc.,
2.Registration Statement (Form S-8 No. 333-251996) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan,
3.Registration Statement (Form S-8 No. 333-251991) pertaining to the Tricida, Inc. 2020 Inducement Plan,
4.Registration Statement (Form S-8 No. 333-236820) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan,
5.Registration Statement (Form S-8 No. 333-233187) pertaining to the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan,
6.Registration Statement (Form S-8 No. 333-226058) pertaining to the Tricida, Inc. 2013 Equity Incentive Plan, the Tricida, Inc. 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan; and
7.Registration Statement (Form S-8 No. 333-262171) pertaining to the 2018 Equity Incentive Plan and the Tricida, Inc. Employee Stock Purchase Plan;

of our report dated March 29, 2022, with respect to the financial statements of Tricida, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California
March 29, 2022